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                                                                    EXHIBIT 10.1

                    LEASE AMENDMENT AND ATTORNMENT AGREEMENT

THIS LEASE AMENDMENT AND ATTORNMENT AGREEMENT ("Amendment") dated as of March 15, 2004 by and among DANBURY BUILDINGS CO., L.P., a Delaware limited partnership having offices c/o Sunbelt Investment Holdings, Inc., 220 Congress Park Drive, Delray Beach, FL 33445 ("Overlandlord"), UNION CARBIDE CORPORATION, a New York corporation having offices at 400 West Sam Houston Parkway South, Houston, TX 77042 ("Landlord"), and PENWEST PHARMACEUTICALS CO., a Washington corporation having offices at 39 Old Ridgebury Road, Danbury, CT 06810 ("Tenant").

                                   WITNESSETH:

WHEREAS, Overlandlord's predecessor corporations and Landlord executed that certain Lease Agreement dated as of December 29, 1986, as amended thereafter, for the building now known as Corporate Center (the "Prime Lease"); and

WHEREAS, Landlord and Tenant executed that certain Lease Agreement dated as of February 3, 2003 (the "Lease") to sublease office space at Corporate Center; and

WHEREAS, Tenant wishes to increase and relocate its office space within Corporate Center and to have certain Renewal Options (as hereinafter defined) to extend the Term of the Lease beyond the term of the Prime Lease, and Landlord and Overlandlord are agreeable thereto subject to the terms and conditions hereof; and

WHEREAS, the parties wish to amend the Lease accordingly;

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Landlord and Tenant hereby amend the Lease as follows:

      1.    PREMISES

Effective as of May 1, 2004 ("Effective Date"), Article 1.01 of the Lease is hereby amended such that the space as shown on Exhibit A-1 attached hereto and hereby incorporated herein and made a part hereof, which all parties hereto agree that for all purposes of the Lease consists of approximately 21,487 rentable square feet located on the third floor of Building A, is hereby substituted as the Demised Premises and shall be referred to as the "Demised Premises" in the Lease and this Amendment as of the Effective Date. Landlord shall deliver such substituted Demised Premises broom clean and furnished with furniture similar to that in the Existing Demised Premises (as hereinafter defined), subject to Tenant's reasonable approval. As of the Effective Date such furniture shall be deemed the "Furniture" as such term is used in the Lease and as more particularly shown in Exhibit B-2, attached hereto and made a part hereof (all at Landlord's sole cost). Tenant shall surrender the space it currently occupies (the "Existing Demised Premises") in broom clean condition, together with the Furniture provided to Tenant by Landlord during the Term prior to this Amendment, with all of Tenant's personal possessions removed, and any damage caused by such removal shall be repaired (all at Tenant's sole cost) pursuant to the terms of Article 10 of the Lease. The parties acknowledge that, in connection

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with such surrender, no Alteration removal nor restoration work is required to be performed by Tenant in the Existing Demised Premises pursuant to Section 9.02 of the Lease. Subject to such surrender, Tenant's obligation to pay Base Rent, Additional Rent, and Electricity Costs on the Existing Demised Premises shall cease as of the Effective Date, except to the extent such obligations have been incurred and not satisfied prior to the Effective Date.

      2.    TERM

As of the Effective Date, Article 1.02 of the Lease is hereby amended to extend the Term to a new Expiration Date of December 30, 2006.

      3.    RENT

As of the Effective Date, Article 1.03(a) of the Lease is hereby amended such that Base Rent shall be in accordance with the following schedule: May 1, 2004 through January 31, 2005: $36,706.95 ($440,483.50 or $20.50 per rentable square foot per year); February 1, 2005 through January 31, 2006: $38,497.54 ($461,970.50 or $21.50 per rentable square foot per year); and February 1, 2006 through December 30, 2006: $39,500.27 ($474,003.22 or $22.06 per rentable square foot per year). Tenant shall not have any obligation to pay Base Rent from May 1, 2004 until August 1, 2004. Tenant's obligation to pay Electricity Costs and to pay Additional Rent, if any, shall not be excused during such period.

As of the Effective Date, Article 1.03(b) shall be amended by replacing the phrase "11,429 rentable square feet" with "21,487 rentable square feet".

      4.    PARKING

As of the Effective Date, Article 1.05 is hereby amended such that Tenant shall have the right to four (4) Reserved Spaces.

      5.    WORK ALLOWANCE

As of the Effective Date, the second and third sentences of Article 1.06 of the Lease are hereby deleted in their entirety.

      6.    RENEWAL OPTION/ATTORNMENT/CONTINUATION

As of the Effective Date, the current language of Article 1.07 of the Lease is hereby deleted in its entirety and the following language is hereby inserted in its place:

            "(a) Provided that Tenant is not in default under this Lease beyond any applicable notice and cure period on the date Tenant delivers a Renewal Notice, as hereinafter defined, Tenant shall have the right ("the Renewal Option") to extend the Term for all premises then demised hereunder for two (2) one (1)-year periods ( each a "Renewal Term"). The first Renewal Term shall commence on the date immediately succeeding the Expiration Date, and end on the first
            (1st) anniversary of the Expiration Date, and the second Renewal Term shall commence on the date immediately succeeding the end of the first (1st) Renewal Term and shall end on the second (2nd) anniversary of the Expiration

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            Date. Each Renewal Option shall be exercisable only by Tenant giving
            Overlandlord, and, with respect to the first Renewal Term, Landlord, written notice of such exercise (herein called the "Renewal
            Notice"), which notice shall be received by such parties not later than March 31, 2006 with respect to the first Renewal Term and not later than March 31, 2007 with respect to the second Renewal Term. All of the terms and provisions of this Lease, except this Paragraph
            (a), shall be applicable to each Renewal Term, including without limitation Tenant's obligations to pay Additional Rent and to pay Electricity Costs for the substituted Demised Premises at the rate set forth in Section 1.03(b) of the Lease, except that: (i) Base
            Rent for the first Renewal Term shall be equal to the product determined by multiplying Twenty Five Dollars and No Cents ($25.00) times the rentable square fee of the premises then demised hereunder, as herein set forth, which shall be payable in equal monthly installments in the amount of one twelfth (1/12th) of such product, and (ii) Base Rent for the second Renewal Term shall be equal to the product determined by multiplying Twenty Six Dollars and No Cents ($26.00) times the rentable square feet of the premises then demised hereunder, as herein set forth, which shall be payable in equal monthly installments in the amount of one twelfth (1/12th) of such product. Tenant agrees to accept the premises to be covered by this Lease during the Renewal Term in an "as is" physical condition and Tenant shall not be entitled to receive any allowance, credit, concession or payment from Landlord or Overlandlord for the improvement thereof. In the event Tenant exercises a Renewal Option, Landlord and Tenant shall mutually execute and deliver an amendment to this Lease reflecting the renewal of the Term on the terms herein provided. The Renewal Option herein granted shall automatically terminate upon the earliest to occur of (i) the expiration or termination of this Lease, (ii) the termination of Tenant's right to possession of the premises, (iii) any assignment or subletting by Tenant except as provided for in Section 6.03, or (iv) the failure of Tenant to timely or properly exercise the Renewal Option.
            Landlord and Tenant acknowledge and agree that any real estate brokerage commission or finder's fee shall be payable by Landlord and Tenant, respectively, in connection with any exercise by Tenant of the Renewal Option herein contained in the manner set forth in
            Article 26 of the Lease.

            "(b) The parties acknowledge that the Prime Lease will, by its terms, expire on December 31, 2006. In the event that Tenant exercises a Renewal Option or if the Prime Lease should terminate prior to December 31, 2006 for any reason, the parties hereto agree that Overlandlord shall succeed to the rights of, and Landlord shall be released from the obligations of, Landlord hereunder from and after such date, except to the extent of any of Landlord's obligations under the Lease that expressly survive the termination thereof. In such event, Overlandlord shall accept Tenant's attornment and Tenant agrees to so attorn and recognize Overlandlord as Tenant's landlord under this Lease without further requirement for execution and delivery of any instrument to further evidence the attornment set forth herein. Tenant will, upon the request of Overlandlord, execute and deliver such reasonably acceptable instruments to evidence such attornment. When Overlandlord shall succeed to the rights of Landlord hereunder, this Lease shall continue in full force and effect as, or as if it were, a direct lease between Overlandlord and Tenant upon all of the then executory terms, conditions and covenants as are set forth in this Lease, and shall be applicable after such attornment, provided however, that

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            Overlandlord shall not be: (i) subject to any credits, offsets, defenses or claims which Tenant might have against Landlord except as expressly provided in the Lease; (ii) bound by any prepayment of rent which Tenant might have paid to Landlord; (iii) liable for any act or omission of Landlord except any continuing defaults by Landlord; (iv) bound by any covenant to undertake or complete any improvement to the Demised Premises; (v) required to account for any security deposit; or (vi) bound by any modification of this Lease made without Overlandlord's prior written consent. Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect this Lease or the obligations of Tenant thereunder by reason of any action or proceeding for the purpose of terminating the Prime Lease by reason of any default thereunder or the actual termination thereof by reason of such default.

      7.    EXPANSION OPTION

Provided that Tenant is not in default under this Lease beyond any applicable notice and cure period, Tenant shall have the right, ("Expansion Option") to be exercised on or before one month prior to the expiration of any Term under the Lease, as hereby amended, to expand the Demised Premises to include the additional premises depicted on Attachment 2 attached hereto and made a part hereof, which the parties hereto agree for all purposes under this Lease, contains an area of 3,041 rentable square feet ("Expansion Space"). Tenant shall give Landlord and Overlandlord thirty (30) days prior written notice of its exercise of the right to expand into the Expansion Space as herein provided. Tenant agrees to accept the Expansion Space in an "as is" physical condition and Tenant shall not be entitled to receive any allowance, credit, concession or payment from Landlord for the improvement thereof. All of the terms and provisions of this Lease shall be applicable to the Expansion Space. The annual Base Rent for the Expansion Space shall be equal to: (i) Twenty Dollars and Fifty Cents ($20.50) per rentable square foot per year thereof during the period commencing on May 1, 2004 and ending on January 31, 2005; (ii) $21.50 per rentable square foot per year thereof during the period commencing February 1, 2005 and ending on January 31, 2006; (iii) Twenty Two Dollars and Six Cents ($22.06) during the period commencing on February 1, 2006 and ending on December 30, 2006; (iv) Twenty Five Dollars and No Cents ($25.00) per rentable square foot per year during the first Renewal Term, if any; and (v) Twenty Six Dollars and No Cents ($26.00) per rentable square foot per year during the second Renewal Term, if any, which shall be payable in equal monthly installments on the first day of each month after the Expansion Space is so added to the Demised Premises. In the event Tenant exercises the Expansion Option, Landlord and Tenant shall mutually execute and deliver an amendment to this Lease reflecting the Expansion Space on the terms herein provided. The Expansion Option herein granted shall automatically terminate upon the earliest to occur of (i) the expiration or termination of this Lease, (ii) the termination of Tenant's right to possession of the premises, (iii) any assignment or subletting by Tenant except as provided for in Section 6.03, or (iv) the failure of Tenant to timely or properly exercise the Expansion Option.

      8.    DEFINITIONS

Capitalized terms used herein shall have the same meaning as defined in the Lease or in the Prime Lease, as the case may be, unless they are otherwise defined herein.

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      9.    ENTIRE AGREEMENT

This Amendment contains the entire agreement of the parties and hereby expressly supercedes and replaces any other agreement, whether written or oral, with respect to the subject matter hereof.

      10.   CONTINUING LEASE

Except as specifically changed herein, all other terms and conditions of the Lease shall remain unchanged and in full force and effect.

      11.   NOTICE TO OVERLANDLORD

All Notices to Overlandlord hereunder shall be sent in the manner required under the Lease to DANBURY BUILDINGS, INC., c/o Sunbelt Management Company, Attn:
Richard M. Reeves, President, 220 Congress Park Drive, Delray Beach, FL 33445, with a copy to Benjamin J. Randall, Randall & Kenig, 455 North Cityfront Plaza, Suite 3160 Chicago, Illinois 60611, or to such other address(es) as the Overlandlord may advise by Notice to the Landlord and the Tenant.

                        SIGNATURES ON THE FOLLOWING PAGE

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

DANBURY BUILDINGS CO. L.P.,
a Delaware limited partnership
By: DANBURY BUILDINGS, INC.
Its: General Partner

By: /s/ Richard M. Reeves
   __________________________________

Name: RICHARD M. REEVES
     ________________________________

Title: AUTHORIZED SIGNATORY
      _______________________________


By: /s/ Raymond G. Gardner
   __________________________________

Name:   RAYMOND G. GARDNER
     ________________________________

Title:  AUTHORIZED SIGNATORY
      _______________________________


UNION CARBIDE CORPORATION

By: /S/ M.J. Lehman
   __________________________________

Name: M. J. LEHMAN
     ________________________________

Title: AUTHORIZED AGENT
      _______________________________


PENWEST PHARMACEUTICALS CO.

By: /s/ Jennifer L. Good
   __________________________________

Name: JENNIFER L. GOOD
     ________________________________

Title: SR. VP FINANCE & CFO
      _______________________________

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